CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated April 26, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-47346) of Dreyfus Massachusetts Intermediate Municipal Bond Fund.




                                          ERNST & YOUNG LLP

New York, New York
May 25, 1999